UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (Date of earliest event reported)
October 13, 2022

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 13, 2022, Digital Brands Group, Inc., a Delaware corporation (the “Company” or “DBG”), entered into a Second Amended and Restated Membership Interest Purchase Agreement (the “Agreement”) with Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (“Sellers”), Sunnyside, LLC, a California limited liability company (“Sundry”), and George Levy as the Sellers’ representative (the “Sellers’ Representative”), pursuant to which the Company will acquire all of the issued and outstanding membership interests of Sundry (such transaction, the “Acquisition”).

Pursuant to the Agreement, Sellers, as the holders of all of the outstanding membership interests of Sundry, will exchange all of such membership interests for (i) $7.5 million in cash, of which (a) $2.5 million first shall be paid to each of George Levy and Matthieu Leblan (for a total of $5 million); (b) $900,000 will be used to pay off outstanding indebtedness of Sundry and (c) the remaining $1.6 million will be paid to each of the Sellers, Jenny Murphy and Elodie Crichi pro rata in accordance to the percentages set forth in the Agreement; (ii) $5.5 million in promissory notes issued by the Company to each of the Sellers, Jenny Murphy and Elodie Crichi pro rata in accordance to the percentage set forth in the Agreement; and (iii) $1 million paid in the Company’s common stock, with a par value of $0.0001 per share (the “Buyer Shares”), at $0.11 per share, which is the per share closing price of the Buyer Shares on Nasdaq on October 13, 2022 (the “Issuance Price”) issued to each of the Sellers, Jenny Murphy and Elodie Crichi pro rata in accordance to the percentage set forth in the Agreement. Each promissory note carries an initial per annual interest rate of eight percent (8%) and a maturity date of February 15, 2023.

Subject to the terms of the Agreement, the Acquisition shall close on a date no later than two (2) business days after the conditions to Closing set forth in the Agreement has been satisfied or waived. At Closing, DBG and each of the Sellers will enter a registration rights agreement to provide registration rights with respect to the Buyer Shares issuable pursuant to the Agreement.

Representations, Warranties, Covenants and Conditions to Closing

The Agreement contains customary representations, warranties and covenants by the Company, the Sellers and Sundry. The obligations of each party to consummate the transactions contemplated by this Agreement are subject to certain closing conditions, including, but not limited to, (i) no governmental entity has issued an order or taken any other action that making the transactions contemplated by the Agreement illegal; (ii) no governmental entity has issued an order or taken any other action restraining or otherwise prohibiting the transactions contemplated by the Agreement; and (iii) DBG shall have cash or rights under existing borrowing facilities that together are sufficient to pay the cash payable at Closing pursuant to the terms of the Agreement. There is no assurance that the Company will be able to complete the Acquisition.

Termination

The Agreement may be terminated under certain customary and limited circumstances prior to the closing, including, but not limited to the following:

(i)	by mutual consent of DBG and the Seller’s Representative;

(ii)	by either the Seller’s Representative or DBG in writing if any governmental entity has issued an order or taken any other action enjoining, restraining or otherwise prohibiting the transactions contemplated by the Agreement and such order or other action has become final and nonappealable;

(iii)	by either DBG or Sundry if a breach or default by the Sellers or Sundry (with respect to DBG) or DBG (with respect to Sundry) in the performance of any of its material obligations under the Agreement occurs and is not cured within thirty days;

(iv)	by either Sundry or DBG in writing, if the closing has not occurred on or prior to November 30, 2022.

If any party terminates the Agreement for any reason (other than a termination of the Agreement by mutual consent of DBG and the Seller’s Representative, or a termination by DBG as a result of a breach or default of the Agreement by the Sellers or Sundry), DBG will be liable to pay (a) to Sundry a fee of $100,000, and (b) to the Sellers, Jenny Murphy and Elodie Crichi (pro rata in accordance to the percentage set forth in the Agreement), a total fee of $1,000,000, of which (i) $500,000 shall be due and payable within 6 months from such termination, and (ii) the remaining $500,000 shall be due and payable within 12 months of such termination.

Indemnification

Each Seller, Jenny Murphy and Elodie Crichi has agreed to indemnify and defend DBG and each of its officers, managers, members, agents, and representatives from and against all losses arising out of (i) any inaccuracy of representations and warranties of the Sellers and Sundry; and (ii) any breach of any covenant or other agreement contained in the Agreement. The Company has also agreed to indemnify and hold harmless each Seller and each of his/her representatives, jointly and severally from and against all losses arising out of (i) any inaccuracy in any representation or warranty contained in the Agreement; and (ii) any breach of any covenant or agreement of DBG contained in the Agreement.

A copy of the Agreement and the form of promissory notes to be issued to each of the Sellers, Jenny Murphy and Elodie Crichi are filed as Exhibit 2.1 and Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Agreement and the promissory notes do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Increase Authorized Shares

As discussed below under Item 5.07, at the Annual Meeting of Stockholders (the “Annual Meeting”) held on October 13, 2022, the stockholders of Digital Brands Group, Inc. (the “Company”) approved an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) from 200,000,000 to 1,000,000,000, and in conjunction therewith, to increase the aggregate number of authorized shares to 1,010,000,000 shares. The amendment to the Certificate of Incorporation became effective upon filing with, and acceptance for record by, the Secretary of State of Delaware on October 13, 2022.

A copy of the amendment to our Certificate of Incorporation effecting the increase in authorized capital stock of the Company is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on October 13, 2022. For more information about the proposals set forth below, please see the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on September 14, 2022 and the Company’s revised definitive Proxy Statement filed with the Securities and Exchange Commission on October 7, 2022. As of September 8, 2022, the record date of the annual meeting, there were 53,642,759 shares of common stock and one (1) share of Series A preferred stock issued and outstanding. Present in person (virtually via live audiocast) or by proxy at the annual meeting were more than 33-1/3 percent of our outstanding common stock, which constituted a quorum. The final voting results on each of the matters submitted to a vote of stockholders are as follows:

Proposal No. 1: To elect the following five (5) nominees to the Company’s board of directors: John Hilburn Davis, IV, Mark T. Lynn, Trevor Pettennude, Jameeka Green Aaron and Huong “Lucy” Doan. Each of the five nominees listed below has been elected to serve on the Board of Directors of the Company with terms expiring at the annual meeting to be held in 2022 (the “2022 Annual Meeting”) and the election and qualification of their successors or until their earlier death, resignation or removal. The voting results were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
John Hilburn Davis, IV	6,750,009	2,618,759	-
Mark T. Lynn	6,784,214	2,584,554	-
Trevor Pettennude	5,862,460	3,506,308	-
Jameeka Green Aaron	5,961,232	3,407,536	-
Huong “Lucy” Doan	6,807,427	2,561,341	-

Proposal No. 2: To approve an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 200,000,000 to 1,000,000,000, and in conjunction therewith, to increase the aggregate number of authorized shares to 1,010,000,000 shares. Approval of the amendment required the affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company entitled to vote on this proposal, voting together as a single class, assuming the presence of a quorum. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
261,520,482	9,485,350	131,626	-

Proposal No. 3: To approve amendments to the Company’s 2020 Omnibus Incentive Stock Plan (the “2020 Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2020 Plan by 40,000,000 shares. Approval of Proposal 3 required the affirmative vote of the total votes cast in person (virtually via live audiocast) or represented by proxy on the matter, assuming the presence of a quorum. In addition, Proposal No. 3 is dependent upon approval of Proposals 2 and 6. The proposal was not approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,066,674	5,159,977	142,116	261,768,691

Proposal No. 4: To approve for purposes of complying with Nasdaq Listing Rule Section 5635(d) the issuance of additional shares of Common Stock underlying convertible notes issued by us in October and November 2021 without giving effect to the exchange cap in such senior secured convertible notes in an amount that may be equal to or exceed 20% of the Company’s Common Stock outstanding immediately prior to the issuance of such senior secured convertible notes. Approval of this Proposal No. 4 required the affirmative vote of a majority of the total votes cast in person (virtually via the live audiocast) or represented by proxy on the proposal, assuming the presence of a quorum. In addition, Proposal No. 4 is dependent upon approval of Proposals 2 and 6. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,501,451	3,822,757	44,559	261,768,691

Proposal No. 5: To approve the issuance of more than 20% of the Company’s Common Stock pursuant to a purchase agreement with Oasis Capital, LLC, for purposes of Nasdaq Listing Rule 5635(d). Approval of this Proposal No. 5 required the affirmative vote of a majority of the total votes cast in person (virtually via the live audiocast) or represented by proxy on the proposal assuming the presence of a quorum. In addition, Proposal No. 5 is dependent upon approval of Proposals 2 and 6. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,191,989	3,130,081	46,697	261,768,691

Proposal No. 6: To approve the amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-50 and 1-for-150, as determined by the Company’s Board of Directors. Approval of this Proposal No. 6 required the affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company entitled to vote on the proposal, voting together as a single class, assuming the presence of a quorum. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
263,856,507	7,146,256	134,796	-

Proposal No. 7: To approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of common stock as partial consideration for the Company’s acquisition of all of the outstanding membership interests of Sunnyside, LLC. Approval of this Proposal No. 7 required the affirmative vote of a majority of the total votes cast in person (virtually via the live audiocast) or represented by proxy on the proposal assuming the presence of a quorum. In addition, Proposal No. 7 is dependent upon approval of Proposal Nos. 2 and 6. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,227,946	3,066,705	74,116	261,768,792

Please note that Proposal No. 7 was rendered moot in connection with the Second Amended and Restated Membership Interest Purchase Agreement described in Item 1.01 above. The terms of that Agreement do not require stockholder approval for the issuance of shares of common stock thereunder.

Proposal No. 8: To ratify the appointment of dbbmckennon as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The affirmative vote of a majority of shares present virtually via the live audiocast or represented by proxy and entitled to vote on the matter, assuming the presence of a quorum, was required to ratify the appointment of dbbmckennon as the Company’s independent registered public accounting firm. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,024,666	4,709,218	403,577	-

Proposal No. 9: To approve the adjournment of the Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing Proposals, in the event the Company does not receive the requisite stockholder vote to approve the Proposals. Assuming a quorum is present, the affirmative vote of a majority of the shares present virtually via the live audiocast or represented by proxy entitled to vote, on the matter was required to approve the Adjournment Proposal. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,949,058	8,033,252	155,148	-

Item 8.01	Other Events.

On October 13, 2022, the Company issued a press release announcing the signing of the Agreement. A copy of the press release is filed herewith as Exhibit 99.1.

Forward-Looking Statements

Certain statements included in this release are “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the acquisition and the ability to meet the closing conditions required to complete the acquisition. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting DBG and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding DBG’s plans, objectives, projections and expectations relating to DBG’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. DBG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of DBG to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel and accessories; disruption to DBG’s distribution system; the financial strength of DBG's customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; DBG’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; DBG’s ability to implement its business strategy; DBG’s ability to grow its wholesale and direct-to-consumer businesses; retail industry changes and challenges; DBG’s and its vendors' ability to maintain the strength and security of information technology systems; the risk that DBG’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; DBG’s ability to properly collect, use, manage and secure consumer and employee data; stability of DBG’s manufacturing facilities and foreign suppliers; continued use by DBG’s suppliers of ethical business practices; DBG’s ability to accurately forecast demand for products; continuity of members of DBG’s management; DBG’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; DBG’s ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; adverse or unexpected weather conditions; DBG’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent DBG from fulfilling its financial obligations; and climate change and increased focus on sustainability issues. More information on potential factors that could affect DBG’s financial results is included from time to time in DBG’s public reports filed with the SEC, including DBG’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description
2.1	Second Amended and Restated Membership Interest Purchase Agreement, dated October 13, 2022, by and among Digital Brands Group, Inc. and Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies
3.1	Certificate of Amendment of Certificate of Incorporation of Digital Brands Group, Inc. dated October 13, 2022
10.1	Form of Promissory Notes issued to each of the Sellers, Jenny Murphy and Elodie Crichi
99.1	Press Release issued by Digital Brands Group, Inc. dated October 13, 2022, announcing the signing of the Second Amended and Restated Membership Interest Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: October 18, 2022

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer